Exhibit 23

Consent of Independent Auditors

We have issued our report dated June 22, 2005, accompanying the financial statements of Diversified Optical Products, Inc. as of and for the years ended December 31, 2004 and 2003 appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated May 2, 2005 of Axsys Technologies, Inc.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Axsys Technologies, Inc. on Form S-8 (Registration No. 333-118156, effective August 12, 2004, Registration No. 333-39574, effective June 29, 2004, Registration No. 333-39574, effective June 19, 2000, Registration No. 333-43389, effective December 29, 1997, Registration No. 33-9559, effective August 5, 1996, Registration No. 333-118158, effective August 12, 2004, Registration No. 033-79996, effective June 29, 2004, and Registration No. 033-79996, effective June 6, 1994) and on Form S-3 (Registration No. 333-60514, effective July 11, 2001, and Registration No. 333-60514, effective May 9, 2001).

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Boston, Massachusetts
June 22, 2005